Exhibit 99.1

Quanterix Provides Operational and Preliminary Financial Highlights

Expects Q4 2021 revenue of $29-31 million; Full year 2021 revenue of $109-111 million

Q4 Product & Service revenue of $28-30 million, 35% growth; Full year 2021 Product & Service revenue of
$104-106 million, 53% growth

Q4 Product (consumables and instruments) revenue of $21-23 million, 45% growth; Full year 2021
Product revenue of $80-82 million, 84% growth

Company to present at J.P. Morgan Healthcare Conference

Billerica, Mass. – Jan. 13, 2022 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today provided operational and preliminary financial highlights for the fourth quarter and fiscal year ending December 31, 2021.

“The healthcare industry will reach its next inflection point in 2022 requiring novel solutions to combat COVID-19 and its new variants like Omicron, in addition to treating challenging neurodegenerative disorders, including Alzheimer’s and Parkinson’s which affect more than 7 million people in the United States alone,” said Kevin Hrusovsky, Chairman and Chief Executive Officer, Quanterix. “Our ultra-sensitive biomarker detection technology has been making unprecedented progress in these key therapeutic areas, particularly with the recent breakthrough device designation for our plasma pTau181 Alzheimer’s test and COVID-19 antigen EUA label expansion for asymptomatic and saliva testing. Quanterix continues to empower drug developers with tests that improve drug trial efficiency, and which also show promise to payors for early disease detection, treatment for improved outcomes, and cost-effective patient monitoring to deliver clinical evidence in support of coverage decisions.  We believe that the high sensitivity and accuracy of these tests ultimately have the potential to transform reactive, symptomatic medicine, or “sick-care,” to proactive, asymptomatic healthcare.”

2021 Operational Highlights

•	Quanterix’ pTau-181 assay was granted Breakthrough Device Designation from the U.S. FDA as an aid in the diagnosis of Alzheimer’s disease.

•	Eli Lilly presented new data from its Phase 2 TRAILBLAZER-ALZ study, which employed Quanterix’ ultra-sensitive Simoa® HD-X technology to measure plasma pTau-217, using antibodies developed by Lilly. Lilly reported a significant reduction in blood levels of phosphorylated Tau protein after treatment with donanemab, and that a reduction in plasma pTau-217 levels correlated with the slowing of cognitive decline.

•	Following the FDA approval of ADUHELM™, Biogen conducted Simoa biomarker studies on Phase 3 EMERGE and ENGAGE trial samples, utilizing Quanterix’ Simoa HD-X to measure plasma pTau-181. Dr. Oskar Hansson from University of Lund reported preliminary data showing a dose-dependent reduction in plasma pTau-181 levels following treatment with ADUHELM which correlated with decreases in amyloid PET, and a slowing of cognitive decline across four independent assessment tools.

•	Quanterix received label expansion on the Emergency Use Authorization for its COVID Antigen Test.

•	Instrument installations increased by 32% in 2021 to 708, with many HD-X instruments being used for neuro-related applications.

•	Data presented at 2021 Clinical Trials on Alzheimer’s Disease (CTAD) conference described a prototype Simoa plasma pTau-231 assay and the potential role for this emerging biomarker in the detection of Alzheimer’s disease pathology even earlier in the disease continuum, when patients are asymptomatic and not yet exhibiting brain pathology in PET imaging studies.

•	Academic publication pull through performance continued to be strong. Quanterix’ Simoa technology highlighted in a record 465 new publications in 2021, bringing total Simoa-specific inclusions to over 1585.

•	The Company strengthened balance sheet by successfully raising $287.5 million in gross proceeds through a follow-on offering. Quanterix had $411 million in cash and cash equivalents on the balance sheet at the end of Q3’21.

•	Hired President and CCO in 2021 to accelerate the operational scaling of Quanterix’ RUO opportunity and to catalyze the symbiotic relationship between Research and Diagnostic.

•	In an interview with Managed Healthcare Executive for the Tuning into the C-Suite Podcast, Hrusovsky discussed successful tools to improve precision health. The podcast was named as one of the most popular multimedia posts for 2021.

•	Quanterix was named as a finalist for the Deloitte Fast 500 list, which ranks the fastest-growing technology, media, telecommunications and life sciences companies based in North America. The annual ranking is based on percentage revenue growth over the Company’s last three fiscal years.

Preliminary Non-Audited Financial Highlights:

Q4 2021

•	Expect total revenue, which includes one-time grant revenue, of $29-31 million(1); product and service revenue of $28-30 million; and product (consumables and instruments) revenue of $21-23 million.

•	Product and service revenue represents an increase of approximately 35% over prior Q4.

•	Product revenue represents an increase of approximately 45% over prior Q4.

Full Year 2021

•	Expect total revenue, which includes one-time grant revenue, of $109-111 million(2); product and service revenue of $104-106 million; and product revenue of $80-82 million.

•	Product and service revenue growth represents an increase of approximately 53% year over year.

•	Product revenue growth represents an increase of approximately 84% year over year.

(1)	Total revenue for Q4 2021 includes approximately $1 million in RADx-related grant revenue, which is subject to adjustment pending finalization of contract accounting for Q4. Total revenue for Q4 2020 includes approximately $4.5 million in RADx-related grant revenue.

(2)	Total revenue for full year 2021 includes the approximate $1 million in Q4 RADx-related grant revenue noted above plus an additional $4 million of RADx revenue that was recognized in the first three quarters of 2021. Total revenue for full year 2020 includes (i) $6.4 million in RADx revenue; and (ii) $11.2 million revenue recognized in connection with certain license agreements with Abbott laboratories.

The estimated unaudited financial results as of and for the fourth quarter and full fiscal year ended December 31, 2021 presented above are preliminary and are subject to completion of our quarter-end and year-end closing procedures and further financial review. This preliminary financial information has not been audited by our independent auditing firm. Our actual results may differ from these estimates as a result of the completion of our quarter-end and year-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the fourth quarter and year are finalized.

Presentation at JP Morgan Healthcare Conference

As previously announced, Hrusovsky will be presenting the Company’s growth and vision for the sixth consecutive year at the 40th Annual J.P. Morgan Healthcare Conference. Hrusovsky’s session will take place on Thursday, Jan. 13, 2022, at 8:15 a.m., EST (5:15 a.m., PST) and will be made available to attendees and the general public. In addition to Hrusovsky’s session, he will also be hosting one-on-one meetings with institutional investors during the conference.

To access the live webcast of Quanterix’ presentation, please visit: https://jpmorgan.metameetings.net/events/healthcare22/sessions/39930-quanterix-corporation/webcast?gpu_only=true&kiosk=true

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media Contact:

PAN Communications

Paige Romine, 321-652-8370

pan.quanterix@pancomm.com

Investor Relations Contact:

Stephen Hrusovsky

(774) 278-0496

shrusovsky@quanterix.com